Exhibit 10.1

THE PLACEMENT AGENT FOR THIS SECURITIES PURCHASE AGREEMENT IS EF HUTTON, A DIVISION OF BENCHMARK INVESTMENTS, LLC, A BROKER - DEALER REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS A MEMBER OF FINRA

THIS AGREEMENT CONTAINS AN AFFIDAVIT OF CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS THE COMPANY (AS DEFINED BELOW) MAY HAVE AND ALLOWS THE BUYER (AS DEFINED BELOW) TO OBTAIN A JUDGMENT AGAINST BORROWER WITHOUT ANY FURTHER NOTICE.

Securities Purchase Agreement

By and Between

Grom Social Enterprises, Inc.

and

Generating Alpha LTD.

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Exhibits

Exhibit AForm of Convertible Promissory Note

Exhibit BForm of Warrant

Exhibit CIrrevocable Instructions

Exhibit DConfession of Judgement

Exhibit EVoting Agreement

Exhibit FRegistration Rights

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Securities Purchase Agreement

This Securities Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of November 9, 2023 (the “Effective Date”), by and between Grom Social Enterprises, Inc., a Florida corporation (the “Company”) and Generating Alpha Ltd., a Saint Kitts and Nevis Corporation (“Buyer”). The Company and Buyer may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company desires to issue and sell to Buyer certain convertible promissory notes of the Company, which shall be convertible in certain instances into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and to issue to the Buyer warrants to acquire certain shares of Common Stock, and Buyer desires to acquire from the Company such securities;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.   definitions and interpretation

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for taxes or otherwise.

(b)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York generally are authorized or required by Law or other governmental actions to close.

(d)	“Company’s Governing Documents” means the Company’s Articles of Incorporation, including any certificate of designations or other amendments thereto, and bylaws, as same may be amended from time to time.

(e)	“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(f)	“Contract” means any contract, commitment, understanding or agreement (whether oral or written).

(g)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

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(h)	“Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(i)	“Encumbrance” means any security interest, pledge, mortgage, lien, charge, limitation, condition, equitable interest, option, easement, encroachment, right of first refusal, or similar adverse claim or restriction, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, receipt of income or exercise of any other attribute of ownership.

(j)	“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(k)	“Event of Default” has the meaning set forth in the Notes.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

(m)	“First Closing Date” means the date of the First Closing.

(n)	“Governmental Authority” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi- national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(o)	“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(p)	“Knowledge of the Company” means the knowledge of any director or officer of the Company, and includes the knowledge that any such person would reasonably be expected to obtain in the customary completion of their duties in such applicable position, and after and assuming due inquiry.

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(q)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Authority.

(r)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(s)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(t)	“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to the following (to the extent the following do not materially and disproportionately impact the Company, taken as a whole, compared to other companies in the industry or industries in which the Company operates, in which case the extent of such material and disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred): (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or any Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules (including GAAP), (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Buyer.

(u)	“Note Shares” means the shares of Common Stock issuable on any conversion of the Notes.

(v)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Authority or arbitrator.

(w)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(x)	“Preferred Stock” means (x) the Company’s blank check preferred stock, $0.001 par value per share, the terms of which may be designated by the Board in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(y)	“Principal Market” means the principal securities exchange or trading market where such Common Stock is listed or traded, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

(z)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(aa)	“SEC” means the United States Securities and Exchange Commission.

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(bb)	“SEC Documents” means the filings and reports filed by the Company with the SEC and which are available on the SEC’s EDGAR service.

(cc)	“Second Closing Date” means the date of the Second Closing.

(dd)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(ee)	“Subsidiaries” means any Person in which the Company, directly or indirectly, (A) owns a majority of the outstanding capital stock or holds a majority equity or similar interest of such Person or (B) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(ff)	“Transaction Documents” means this Agreement, the Warrants, the Notes, the Registration Rights Agreement, the Voting Agreement, the Irrevocable Transfer Agent Instructions, the Confession of Judgement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closings.

(gg)	“Transactions” means the purchase and sale of the Notes and the Warrants and the other transactions contemplated under the Transaction Documents.

(hh)	“Warrant Shares” means the shares of Common Stock issuable on any exercise of the Warrants.

Section 1.02 Interpretive Provisions. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars. Reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit, Annex or Schedule to this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control.

Article II.   Purchase and Sale; Additional Transactions

Section 2.01 Notes; Warrants; Additional Agreements.

(a)	Pursuant to the terms and conditions of this Agreement, the Company shall issue and sell to Buyer two convertible promissory notes of the Company, each in the form as attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”), with each Note having an initial principal amount of $4,000,000 for a price of $3,640,000, per Note (“Purchase Price”), in each case as set forth herein.

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(b)	In connection with the purchase and sale of the Notes, the Company shall issue to the Buyer warrants to acquire a total of 3,028,146 shares of Common Stock, each substantially in the form as attached hereto as Exhibit B (each, a “Warrant”). The Warrant to be issued at the First Closing (as defined below) shall be a Warrant for 1,514,073 shares of Common Stock and shall have an exercise price of $1.78 per share of Common Stock (the “First Closing Warrant”). The Warrant to be issued at the Second Closing (as defined below) shall be a Warrant for 1,514,073 shares of Common Stock and shall have an exercise price of $0.001 per share of Common Stock (the “Second Closing Warrant”).

(c)	In connection with the purchase and sale of the Notes and the issuance of the Warrants, the Company will enter into a Registration Rights Agreement with the Buyer, substantially in the form as attached hereto as Exhibit C (the “Registration Rights Agreement”) pursuant to which the Company shall register for resale the shares of Warrant Shares and the Note Shares.

Section 2.02 Shareholder Approval.

(a)	As soon as reasonably practical following the Effective Date, the Company shall submit this Agreement and the Transactions to the shareholders of the Company for their approval (the “Shareholder Approval”), to be obtained at a special meeting of the shareholders of the Company or via a written consent of the shareholders in lieu of a meeting, and shall undertake such actions and complete such filings with the SEC and the Nasdaq Capital Markets as to obtain the Shareholder Approval and to consummate the Transactions. The Board of Directors of the Company (the “Board”) shall recommend to the shareholders of the Company that they vote “FOR” the approval of this Agreement and the Transactions.

(b)	On the Effective Date, and concurrently with the execution of this Agreement, the Company is delivering to the Buyer a fully executed copy of the Voting Agreement in the form as attached hereto as Exhibit F (the “Voting Agreement”), wherein certain shareholders of the Company have agreed to vote certain securities of the Company held by them as set forth therein.

Section 2.03 Closings.

(a)	Subject to the terms and conditions herein, the purchase and sale of the Notes and the issuance of the Warrants shall occur at two closings (each a “Closing”) which shall occur as set forth herein, and subject to the satisfaction, or waiver by the Party for whose benefit the condition to the applicable Closing exists in such Party’s sole discretion, of the conditions to the Closings as set forth in Article III, or such other date as set forth herein or as agreed to by the Parties in writing, each in their sole discretion (each a “Closing Date”) at the offices of the Company or via the exchange of documents electronically, as agreed to by the Parties, as set forth below.

(b)	Subject to the terms and conditions herein, the First Closing shall occur on the first Business Day following the receipt of the Shareholder Approval. Subject to the terms and conditions herein, the Second Closing shall occur 35 Business Days following the date that the Registration Statement has been declared effective by the SEC.

(c)	At the first Closing (the “First Closing”):

(i)	the Buyer shall acquire a Note (the “First Closing Note”) for a total purchase price of $3,640,000 (the “First Closing Purchase Price”); and

(ii)	the Company shall issue to the Buyer the First Closing Warrant.

(d)	At the second Closing (the “Second Closing”):

(i)	the Buyer shall acquire a Note (the “Second Closing Note”) for a total purchase price of $3,640,000 (the “Second Closing Purchase Price”); and

(ii)	the Company shall issue to the Buyer the Second Closing Warrant.

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Section 2.04 Deliverables and Actions at the First Closing.

(a)	At the First Closing, Buyer shall deliver to the Company:

(i)	The First Closing Purchase Price, via wire transfer to an account as designated by the Company prior to the First Closing Date, provided that the Parties acknowledge and agree that the Buyer shall retain $35 ,000 of the First Closing Purchase Price as reimbursement of Buyer’s costs in connection with the preparation of the Transaction Documents;

(ii)	The First Closing Note duly executed by an authorized officer of the Buyer;

(iii)	The First Closing Warrant duly executed by an authorized officer of the Buyer;

(iv)	The Registration Rights Agreement, duly executed by an authorized officer of the Buyer;

(v)	a certificate from Buyer, in form and substance reasonably acceptable to the Company, (1) certifying that the matters set forth in Section 3.02(a) and Section 3.02(b) are true and correct; (2) attaching and certifying copies of the resolutions of the resolutions of the board of directors of the Buyer relating to this Agreement, the other Transaction Documents and the Transactions; and (3) certifying the name, title and true signature of each officer of the Buyer executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby; and

(vi)	such other documents as the Company may reasonably request for the purpose of evidencing the accuracy of the Buyer’s representations and warranties; evidencing the performance by the Buyer of, or the compliance by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer hereunder, or otherwise facilitating the consummation or performance of the First Closing.

(b)	At the First Closing:

(i)	the Company shall deliver to the Buyer the First Closing Note, duly executed by and authorized officer of the Company;

(ii)	the Company shall deliver to the Buyer the First Closing Warrant, duly executed by and authorized officer of the Company;

(iii)	the Company shall deliver to the Buyer the Registration Rights Agreement, duly executed by an authorized officer of the Company;

(iv)	the Company shall deliver to the Buyer the Irrevocable Transfer Agent Instructions in the form as attached to the Notes as Exhibit C (the “Irrevocable Transfer Agent Instructions”) duly executed by an authorized officer of the Company and duly acknowledged and agreed to by the Company’s transfer agent;

(v)	the Company shall deliver to the Buyer the Confession of Judgement, in the form as attached hereto as Exhibit E (the “Confession of Judgement”), duly executed by an authorized officer of the Company;

(vi)	the Company shall deliver to Buyer a certificate in form and substance reasonably acceptable to Buyer (1) certifying the matters in Section 3.01(b) and Section 3.01(c) are true and correct; (2) attaching and certifying copies of the resolutions of the Board relating to this Agreement, the other Transaction Documents and the Transactions; (3) certifying the name, title and true signature of each officer of the Company executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby; and (4) attaching a certificate of good standing of the Company issued by the Secretary of State of the State of Florida and dated as of a date no earlier than 5 days prior to the First Closing Date;

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(vii)	the Company shall deliver to the Buyer an opinion of counsel to the Company as to the Transaction Documents and the Transactions, in form and substance acceptable to the Buyer; and

(viii)	the Company shall deliver to Buyer such other documents as the Buyer may reasonably request for the purpose of evidencing the accuracy of the Company’s representations and warranties; evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company hereunder, or otherwise facilitating the consummation or performance of the First Closing.

Section 2.05 Deliverables and Actions at the Second Closing.

(a)	At the Second Closing, Buyer shall deliver to the Company:

(i)	The Second Closing Purchase Price, via wire transfer to an account as designated by the Company prior to the First Closing Date;

(ii)	The Second Closing Note duly executed by an authorized officer of the Buyer;

(iii)	The Second Closing Warrant duly executed by an authorized officer of the Buyer; and

(iv)	a certificate from Buyer, in form and substance reasonably acceptable to the Company (A) certifying that the matters set forth in Section 3.04(c) and Section 3.04(d) are true and correct.

(b)	At the Second Closing:

(i)	the Company shall deliver to the Buyer the Second Closing Note, duly executed by and authorized officer of the Company;

(ii)	the Company shall deliver to the Buyer the Second Closing Warrant, duly executed by and authorized officer of the Company;

(iii)	the Company shall deliver to Buyer a certificate in form and substance reasonably acceptable to Buyer (1)(certifying the matters in Section 3.03(c) and Section 3.03(d) are true and correct; and (2) attaching a certificate of good standing of the Company issued by the Secretary of State of the State of Florida and dated as of a date no earlier than 5 days prior to the Second Closing Date; and

(iv)	the Company shall deliver to Buyer such other documents as the Buyer may reasonably request for the purpose of evidencing the accuracy of the Company’s representations and warranties; evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company hereunder, or otherwise facilitating the consummation or performance of the Second Closing.

Article III.  Conditions to the Closings

Section 3.01 Buyer’s Conditions to the First Closing. The obligations of the Buyer to consummate the First Closing shall be subject to the fulfillment or written waiver by the Buyer (in its sole discretion), on or prior to the First Closing Date, of each of the following conditions:

(a)	The Shareholder Approval shall have been received and shall remain in effect.

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(b)	All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of the First Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(c)	The Company shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company under this Agreement at or prior to the First Closing Date.

(d)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in Buyer’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

(e)	The Company shall have delivered to Buyer the applicable items, executed certificates and instruments as set forth in Section 2.04(b).

(f)	The Buyer shall have completed its due diligence investigation and review of the Company to the satisfaction of the Buyer in its sole discretion.

Section 3.02 Company’s Conditions to the First Closing. The obligations of the Company to consummate the First Closing shall be subject to the fulfillment or written waiver by the Company, in its sole and absolute discretion, on or prior to the First Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of the First Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(b)	Buyer shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by Buyer under this Agreement at or prior to the First Closing Date.

(c)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in the Company’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

(d)	Buyer shall have delivered to the Company the applicable items, executed certificates and instruments as set forth in Section 2.04(a).

Section 3.03 Buyer’s Conditions to the Second Closing. The obligations of the Buyer to consummate the First Closing shall be subject to the fulfillment or written waiver by the Buyer (in its sole discretion), on or prior to the Second Closing Date, of each of the following conditions:

(a)	The First Closing shall have occurred.

(b)	The Registration Statement (as defined in the Registration Rights Agreement) shall have been declared effective by the SEC.

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(c)	All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the Second Closing Date with the same effect as though such representations and warranties had been made on and as of the Second Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(d)	The Company shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company under this Agreement at or prior to the Second Closing Date.

(e)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in Buyer’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

(f)	The Company shall have delivered to Buyer the applicable items, executed certificates and instruments as set forth in Section 2.05(b).

Section 3.04 Company’s Conditions to the Second Closing. The obligations of the Company to consummate the Second Closing shall be subject to the fulfillment or written waiver by the Company, in its sole and absolute discretion, on or prior to the Second Closing Date, of each of the following conditions:

(a)	The First Closing shall have occurred.

(b)	The Registration Statement shall have been declared effective by the SEC.

(c)	All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and on and as of the Second Closing Date with the same effect as though such representations and warranties had been made on and as of the Second Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(d)	Buyer shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by Buyer under this Agreement at or prior to the Second Closing Date.

(e)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in the Company’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

(f)	Buyer shall have delivered to the Company the applicable items, executed certificates and instruments as set forth in Section 2.05(a).

(g)	The Company’s previous 30-day, 60-day, 90-day and 120-day VWAP (as defined in the Note) is greater than $0.50 and the average daily turnover over the last 30, 60 and 90 and 120 trading days is greater than $500,000. Buyer shall have sole discretion in funding the Second Closing and may waive the VWAP and average daily turnover requirements in this section.

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Article IV. Representations and Warranties of the Company

Other than as set forth in the Disclosure Schedules delivered by the Company to the Buyer on the Effective Date (the “Disclosure Schedules”), referencing the applicable section of this Article IV to which such disclosure relates, the Company represents and warrants to Buyer that the following representations and warranties contained in this Article IV are true and correct as of the Effective Date and as of each applicable Closing Date:

Section 4.01 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has no Subsidiaries other than as set forth in the SEC Documents.

Section 4.02 Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the Transactions (including, without limitation, the issuance of the issuance of the Notes and the Warrants and the reservation for issuance and issuance of the Warrant Shares and the Note Shares have been duly authorized by the Board and (other than the filing with the SEC of (i) one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) a Form D, and (iii) the 8-K Filing (as defined below) and any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) and no further filing, consent or authorization is required by the Company, the Board or its shareholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

Section 4.03 Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 600% of the maximum number of shares of Common Stock issuable upon conversion of the Notes (based on the lower of a Fixed Price or Trading Price-based conversion) and exercise of the Warrants (without taking into account any limitations on the conversion of the Notes and the exercise of the Warrants set forth in the Warrants). At all times, 600% of the maximum number of shares of Common Stock issuable upon conversion of the Notes (based on the lower of a Fixed Price or Trading Price-based conversion) and exercise of the Warrants shall be reserved at the Company’s transfer agent. Upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon conversion of the Notes, the Note Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

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Section 4.04 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the Transactions (including, without limitation, the issuance of the Notes, the Warrants, the Warrant Shares and the Note Shares, and the reservation for issuance of the Warrant Shares and the Note Shares) will not (i) result in a violation of the Company’s Governing Documents or the certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

Section 4.05 Consents. Other than the Shareholder Approval, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Authority or any regulatory or self- regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the First Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

Section 4.06 Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the Transactions and that Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the Transactions, and any advice given by Buyer or any of its representatives or agents in connection with the Transaction Documents and the Transactions is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its respective representatives.

Section 4.07 No General Solicitation; Placement Agent’s Fees.a. Other than EF Hutton, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The placement agent for this investment is Benchmark Investments, LLC, a broker dealer registered with the SEC and is a member of FINRA. The Buyer is the investor. So long as any obligation of Company under this Agreement, or the other Transaction Documents is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Buyer is currently, or ever has been, a broker-dealer under the Exchange Act. Benchmark Investments, LLC, is the registered broker – dealer.

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Section 4.08 No Integrated Offering. Other than as contemplated by the Registration Rights Agreement, none of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the Securities Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

Section 4.09 Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares and Note Shares issuable on any exercise of the Warrants or conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants and the Note Shares on any conversion of the Notes in accordance with this Agreement and the Warrants and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 4.10 Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti- takeover provision under the Company’s Governing Documents or the laws of the State of Florida or otherwise which is or could become applicable to the Company or the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Buyer’s ownership of the Securities. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

Section 4.11 SEC Documents; Financial Statements. During the two (2) years prior to the Effective Date, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. The Company has delivered or has made available to the Buyer or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, or as of the respective dates of any amendments thereto, as applicable, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Effective Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents (including, without limitation, information referred to in this Agreement or in the Disclosure Schedules) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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Section 4.12 Absence of Certain Changes. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof) or condition (financial or otherwise) of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the Effective Date, and after giving effect to the transactions contemplated hereby to occur at the Closings, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

Section 4.13 No Undisclosed Events, Liabilities, Developments or Circumstances. Other than as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S- 1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on Buyer’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

Section 4.14 Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under Company’s Governing Documents, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two years prior to the Effective Date, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect.

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Section 4.15 Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Authority to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

Section 4.16 Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

Section 4.17 Transactions With Affiliates. Except as disclosed in the SEC Documents, no current or, to the Knowledge of the Company, former, employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the Knowledge of the Company, any Affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through any securities market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No director, executive officer, or 10% or greater shareholder of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board).

Section 4.18 Equity Capitalization.

(a)	Authorized and Outstanding Capital Stock. As of the Effective Date, the authorized capital stock of the Company consists of (A) 500,000,000 shares of Common Stock, of which 1,967,829 are issued and outstanding and 1,819,667 are reserved for issuance pursuant to Convertible Securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock (B) 25,000,000 shares of Preferred Stock, of which 2,000,000 shares are designated as the Series A 10% Convertible Preferred Stock, of which 0 shares are outstanding, 10,000,000 shares are designated as Series B 8% Convertible Preferred Stock, of which 0 shares are outstanding, and 10,000,000 shares are designated as the Series C 8% Convertible Preferred Stock, of which 9,281,809 shares are outstanding. No shares of Common Stock are held in the treasury of the Company.

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(b)	Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Section 4.18(b) of the Disclosure Schedules sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Warrants and the Notes) and (B) as of the Effective Date, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Knowledge of the Company, except as disclosed in the SEC Documents, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws).

(c)	Existing Securities; Obligations. Except as disclosed in Section 4.18(c) of the Disclosure Schedules, none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

Section 4.19 Organizational Documents. The Company’s Governing Documents as included in the SEC Reports are true and correct copies of such instruments. The Company has made available to the Buyer copies of, and the terms of, all Convertible Securities and the material rights of the holders thereof in respect thereto.

Section 4.20 Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as set forth in Section 4.20 of the Disclosure Schedules, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries (other than in connection with any Indebtedness disclosed pursuant to clause (i) of this Section 4.20, or any financing statements evidencing equipment financing liens in the ordinary course of business); (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

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Section 4.21 Litigation. To the Knowledge of the Company, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Authority, self- regulatory organization or body pending or threatened against, or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.22 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.23 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No current (or former) executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.24 Title.

(a)	Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

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(b)	Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the First Closing. Each of the Company and its Subsidiaries owns all of its owned Fixtures and Equipment free and clear of all Liens except for (a) Liens for current taxes not yet due, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

Section 4.25 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. None of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within five years from the Effective Date. To the Knowledge of the Company, there is no infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the Knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

Section 4.26 Environmental Laws.

(a)	The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)	No Hazardous Materials have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(c)	Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(d)	None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

Section 4.27 Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

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Section 4.28 Tax Status. Except as set forth on Schedule 4.28, the Company and each of its Subsidiaries (i) has timely made or filed (allowing for all lawful extensions) all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

Section 4.29 Internal Accounting and Disclosure Controls. Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compare with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Authority or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

Section 4.30 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

Section 4.31 Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

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Section 4.32 Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the Transactions, in accordance with the terms thereof, the Buyer has not been asked by the Company or any of its Subsidiaries to agree, nor has Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) Buyer, and counterparties in “derivative” transactions to which Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Buyer’s knowledge of the Transactions; (iii) Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the Transactions pursuant to the 8-K Filing (as defined below) the Buyer may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

Section 4.33 Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

Section 4.34 U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Buyer, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon Buyer’s request.

Section 4.35 Registration. The Company is eligible to register the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Buyer using Form S-1 promulgated under the Securities Act.

Section 4.36 Transfer Taxes. On the Closing Dates, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

Section 4.37 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 4.38 Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

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Section 4.39 Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

Section 4.40 Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 4.41 Management. Except as set forth in Section 4.41 of the Disclosure Schedules, during the past five-year period, no current or former officer or director or, to the Knowledge of the Company, no current ten percent (10%) or greater shareholder of the Company or any of its Subsidiaries has been the subject of:

(a)	a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(b)	a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)	any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any particular type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws; or

(d)	any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(e)	a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

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(f)	a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 4.42 Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 4.43 No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the Effective Date, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

Section 4.44 No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Knowledge of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

Section 4.45 Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of buyers or potential purchasers in connection with the sale of any Regulation D Securities.

Section 4.46 No Additional Agreements. The Company does not have any agreement or understanding with Buyer with respect to the Transactions other than as specified in the Transaction Documents.

Section 4.47 Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

Section 4.48 Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

Section 4.49 Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of any registration statement required to be filed under the Registration Rights Agreement or the issuance of the Securities hereunder that could expose the Company to material liability or Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the Effective Date.

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Section 4.50 Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.51 Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the Knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

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Section 4.52 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the Disclosure Schedules, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the Effective Date by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the Effective Date or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article V.

Article V. Representations and Warranties of the Buyer

Buyer represents and warrants to the Company that the following statements contained in this Article V are true and correct as of the Effective Date and as of each applicable Closing Date:

Section 5.01 Authorization of Transactions. Buyer is a corporation, duly authorized and in good standing in Saint Kitts and Nevis, and has the requisite power and capacity to execute and deliver the Transaction Documents, to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 5.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not (i) violate any Laws or Orders to which Buyer is subject or (ii) violate, breach or conflict with any provision of Buyer’s organizational documents, if applicable.

Section 5.03 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Notes, the Warrants, the Warrant Shares that may be received on any exercise of the Warrants, the Note Shares that may be received on any conversion of the Notes, and any New Securities (as defined below) that may be acquired by the Buyer pursuant to the provisions of Section 6.01 (collectively, the “Securities”) to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Securities are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

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(b)	Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(c)	Buyer understands that the Securities are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d)	Buyer and its advisors, if any, have been furnished with all materials relating to the Company and its business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Securities involves a significant degree of risk.

(e)	At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Securities acquired by Buyer hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	Buyer is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(g)	Buyer understands that (i) the sale or re-sale of the Securities has not been registered under the Securities Act or any applicable state securities laws, and unless and until registered pursuant to the Registration Rights Agreement, the Securities may not be transferred unless (1) the Securities are sold pursuant to an effective registration statement under the Securities Act; (2) Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company; (3) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 5.03 to a Person who is an Accredited Investor; (4) the Securities are sold pursuant to Rule 144; (5) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); or (6) the Securities are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(h)	Buyer, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of its investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(i)	Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

(j)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended shall be included on any certificates representing the Securities. Buyer also understands that the Securities may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 5.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article VI. Covenants and Additional Agreements

Section 6.01 Restriction on Issuances.

(a)	During the period commencing on the Effective Date and ending on the date which is 180 days from the Second Closing Date; other than in an Exempt Issuance (as defined below), the Company shall not issue or sell any New Securities (as defined below) without the prior written consent of the Buyer, to be given or withheld in the sole discretion of the Buyer.

(b)	For purposes herein, “New Securities” means, collectively, equity securities or debt securities of the Company, whether or not currently authorized, as well as any Convertible Securities or other rights, options, or warrants to purchase such equity securities or debt securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

(c)	For purposes herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Company; provided, that such issuance is approved by a majority of the Board; and provided, further that such issuance shall not exceed in the aggregate 7.5% of the outstanding shares of Common Stock without the prior approval of the Buyer, (b) securities upon the exercise of the Warrants or upon any conversion of the Notes, (c) securities issued to the holders of the Company’s Class C Preferred Shares; and (d) securities issued pursuant to acquisitions or any other strategic transactions approved by a majority of the disinterested members of the Board; provided, that such acquisitions and other strategic transactions shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 6.02 Most Favored Nation. In the event that the Company determines to issue or sell any New Securities for a period of one (1) year following the date of the First Closing, other than in an Exempt Issuance, the Company shall provide notice to the Buyer thereof, including all pertinent details of the terms and conditions of such transactions, at least 20 days prior to such issuance. In the event that the Buyer determines that the terms and conditions of such transaction are more beneficial to the investor(s) therein than the terms and conditions in the Transaction Documents, then the Buyer shall have the sole option and discretion to have such terms and conditions amend and become part of the Transaction Documents.

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Section 6.03 Reservation of Shares. During the period that any of the Warrants or the Notes are issued and outstanding, the Company shall reserve from its authorized and unissued Common Stock a number of shares of Common Stock equal to 600% of the number of shares of Common Stock that may be issuable on any exercise of the Warrants or conversion of the Notes (based on the lower of a Fixed Price or Trading Price-based conversion), free and clear of all preemptive or other rights, and for the sole benefit of the Buyer, so as to provide for the issuance of shares of Common Stock that may be issuable on any exercise of the Warrants or conversion of the Notes.

Section 6.04 Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.05 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other Party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the Effective Date, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 6.06 Consents of Third Parties. Each of the Parties will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third-party consents, that the other Party reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

Section 6.07 Further Assurances. Following the Effective Date, the Company shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

Section 6.08 Events of Default.

(a)	Upon any event of Default, the following shall occur and be continuing:

(i)	The events of default as set forth in each of the Notes and the Warrants shall occur;

(ii)	The Buyer shall have the right, exercisable at Buyer’s sole option, to cause the Company to redeem and prepay in full, all of the then-outstanding principal amount, accrued interest and all other amounts then due and payable pursuant to the Notes, at a price of 108% of such total amounts; and

(iii)	The Buyer shall retain any and all other rights pursuant to this Agreement or any other Transaction Document.

(b)	If one or more of the “Events of Default” shall occur, the Company agrees to pay all costs and expenses, including reasonable attorneys’ fees, which the Buyer may incur in collecting any amount due under, or enforcing any terms of, any of the Transaction Documents. The Company covenants that until all obligations of the Company under the Transaction Documents are fully completed and fulfilled, the Company shall notify Buyer in writing within one day of any of the above Events of Default. If the Buyer shall commence an action or proceeding to enforce any provision of any of the Transaction Documents, including, without limitation, engaging an attorney, then if the Buyer prevails in such action, the Buyer shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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Section 6.09 Reinvestment. Investor agrees to reinvest 50% of any realized Net Profit from this investment directly into Company at the market price of the Company’s Common Stock at the time of reinvestment, once Investor has fully sold all shares from both the full conversion of the Note and the full exercise of the Warrants. “Net Profit” shall mean fifty percent of any profit made buy the Investor.

As a precondition to reinvestment, Company’s previous 30-day, 60-day 90-day and 120-day VWAP (as defined in the Note) is greater than $0.50 and the average daily turnover over the last 30, 60 and 90 and 120 trading days is greater than $500,000.

Article VII. termination

This Agreement may be terminated at any time before the Second Closing Date as follows:

(a)	by mutual written consent of the Parties;

(b)	by either Party if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by the Company if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Buyer set forth in any Transaction Document and such breach has not been cured within ten (10) days after receipt of notice of such breach the Buyer (a “Buyer Default”);

(d)	by the Buyer if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company set forth in any Transaction Document and such breach has not been cured within ten (10) days after receipt of notice of such breach by the Company (a “Company Default”);

(e)	by the Company or by the Buyer if the First Closing has not occurred by December 31, 2023, provided, however, that (i) if the First Closing has not occurred by such date due to a breach of any Transaction Document by the Company, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) and (ii) if the First Closing has not occurred by such date due to a breach of any Transaction Document by Buyer, the Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.01(e);

(f)	by the Company or by the Buyer if the Second Closing has not occurred by March 31, 2024 provided, however, that (i) if the Second Closing has not occurred by such date due to a breach of any Transaction Document by the Company, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(f) and (ii) if the Second Closing has not occurred by such date due to a breach of any Transaction Document by Buyer, the Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.01(f); or

(g)	by the Buyer at any time prior to the First Closing, in the event that Buyer’s due diligence review of the Company as set forth in Section 3.01(f) is not completed to the sole satisfaction of the Buyer.

Section 7.02 Termination Costs.

If the Closing does not occur for any reason other than for a Company Default or a Buyer Default, the Parties acknowledge and agree that no Party shall owe to any other Party any payments for any expenses or Losses hereunder.

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Section 7.03 Effect of Termination.

(a)	In the event of the valid termination of this Agreement pursuant to this Article VII prior to the First Closing, this Agreement, shall become void and of no further force or effect with no liability on the part of any Party, other than this Article VII, Article VIII (if such termination is following the consummation of the First Closing) and Article IX, and such additional sections and provisions herein as required to give effect to any of the forgoing, each of which shall survive any such termination of this Agreement, and provided that, except as provided in Section 7.02, any such termination shall not relieve any Party from liability for actual damages to the other Party resulting from a material breach of this Agreement by such Party.

(b)	In the event that this Agreement is validly terminated following the First Closing and prior to the Second Closing, the Parties acknowledge and agree that the occurrence of the First Closing shall not be effected, and this Agreement shall remain in full force and effect with respect thereto and any such termination shall not relieve any Party from liability for actual damages to the other Party resulting from a material breach of this Agreement by such Party.

Article VIII.     Indemnification

Section 8.01 General Indemnification. If the First Closing occurs, the Company agrees to indemnify, defend and hold harmless the Buyer and the Buyer’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representations or warranties of the Company herein or breach by Company of, or any failure of the Company to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement by the Company, except as a result of willful misconduct of an Indemnified Party.

Section 8.02 Procedures for Indemnification. The following shall apply with respect to all claims by any Indemnified Party for indemnification hereunder:

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Company is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Company reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Company of its indemnification obligations, except and only to the extent that the Company forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Company shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Company’s expense and by the Company’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Company assumes the defense of any Third-Party Claim, subject to Section 8.02(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Company’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

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(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Company shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.02(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Company desires to accept and agree to such offer, the Company shall give written notice to that effect to the Indemnified Party. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Company as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party consents to such firm offer the Company may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.02(a), the Indemnified Party shall not agree to any settlement without the written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Company reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Company of its indemnification obligations, except and only to the extent that the Company forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Company shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Company and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Company’s investigation by giving such information and assistance as the Company or any of its professional advisors may reasonably request. If the Company does not so respond within such thirty (30) calendar day period, the Company shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(a)	Cooperation. Upon a reasonable request made by the Company, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Company and act reasonably to take actions reasonably requested by the Company in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 8.03 Payment. Upon a determination of liability under this Article VIII, the Company shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Company shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article VIII with respect to any claim, the Company shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 8.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

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Article IX. Miscellaneous

Section 9.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email (which shall be the exclusive method of notice to the Buyer), overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

Grom Social Enterprises, Inc.

Attention: Darren Marks

2060 NW Boca Raton Blvd. #6

Boca Raton, Florida 33431

Email: darren@gromsocial.com

With a copy, which shall not constitute notice, to:

Lucosky Brookman LLP
Attention: Seth Brookman

101 Wood Avenue South
Fifth Floor
Woodbridge, NJ
Email: sbrookman@lucbro.com

If to the Buyer, to:

Generatingalphaltd@pm.me

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: Laura Anthony

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

(b)	Either Party may change its address for notices hereunder upon notice to the other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) Business Days after mailing, if sent by registered or certified mail.

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Section 9.02 Attorneys’ Fees. In the event that either Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.03 Amendments; No Waivers.

(a)	Other than as specifically set forth herein, including in Section 6.02, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 9.04 No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

Section 9.05 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 9.06 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 9.07 Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no director, officer, shareholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

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Section 9.08 Governing Law; Etc. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to the Agreement or any of the Transaction Documents or any other agreement between the Parties, the Company’s transfer agent or the relationship of the Parties or their Affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Buyer and agreed upon by the Company. The Company covenants and agrees to provide written notice to Buyer via email prior to bringing any action or arbitration action against the Company’s transfer agent or any action against any Person that is not a party to this Agreement that is related in any way to this Agreement or any of the exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Buyer to any such action. The Company acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Buyer to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 9.08, Buyer would not have entered into the Transaction Documents. In the event that the Buyer needs to take action to protect their rights under the Agreement, the Buyer may commence action in any jurisdiction needed with the understanding that this Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other related transaction document by email. This Section 9.08 and provision of the Agreement will not apply to the Confession of Judgment. The award and decision of the arbitrator shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any provisions of the Note which conflict with the provisions of this Section 9.08 shall take precedence with respect to the Note.

Section 9.09 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 9.10 Survival. The representations and warranties in Article IV and Article V of this Agreement shall survive the Closing for a period of twenty-four (24) months from the First Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 9.11 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 9.12 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

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Section 9.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Effective Date.

Grom Social Enterprises, Inc.

By:
Name:	Darren Marks
Title:	Chief Executive Officer

Generating Alpha Ltd.

By:
Name:	Maria Cano
Title:	Director

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Exhibit A

Form of Convertible Promissory Note

(Attached)

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Exhibit B

Form of Warrant

(Attached)

36

Exhibit C

Registration Rights Agreement

(Attached)

37

Exhibit D

Confession of Judgement

(Attached)

38

Exhibit E

Voting Agreement

(Attached)

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